Exhibit 31.2
CFO Certification of Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002
I, James A. Mallak, certify that:

1.	I have reviewed this report on Form 10-Q/A of Atkore International Holdings Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 7, 2013	/s/ James A. Mallak
James A. Mallak
Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)